Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER 2016 RESULTS

BETHESDA, MD, February 22, 2017 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended December 31, 2016. The Company’s results include the following:

	Fourth Quarter			Year-to-Date
	2016	2015	% Var.	2016	2015	% Var.
	($'s in millions except per share/unit data)

Net income attributable to common shareholders	$21.3	$23.5	-9.4%	$234.6	$123.4	90.1%
Net income attributable to common shareholders per diluted share	$0.19	$0.21	-9.5%	$2.07	$1.09	89.9%

RevPAR(1)	$193.10	$188.34	2.5%	$204.08	$199.18	2.5%
Hotel EBITDA Margin(1)	32.1%	31.6%		33.9%	33.5%
Hotel EBITDA Margin Growth(1)	42 bps			37 bps

Total Revenues	$289.5	$294.7	-1.8%	$1,227.6	$1,216.6	0.9%
EBITDA(1)	$85.4	$85.3	0.1%	$495.0	$370.6	33.6%
Adjusted EBITDA(1)	$86.0	$89.5	-3.9%	$396.8	$386.5	2.7%
FFO(1)	$69.2	$69.3	-0.1%	$322.6	$304.3	6.0%
Adjusted FFO(1)	$69.8	$74.4	-6.2%	$328.9	$321.1	2.4%
FFO per diluted share/unit(1)	$0.61	$0.61	0.0%	$2.85	$2.69	5.9%
Adjusted FFO per diluted share/unit(1)	$0.62	$0.66	-6.1%	$2.90	$2.83	2.5%
(1) See tables later in this press release, which list adjustments that reconcile net income attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“Throughout 2016, our portfolio performed well in a slow growth operating environment, with softening industry demand and increasing hotel supply. We are proud that our teams continue to operate with excellent efficiency across the portfolio, as evidenced by limited annual expense growth and our highest-ever reported annual EBITDA margin,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties.

“Following our opportunistic preferred share issuance with a record low coupon, the disposition of three assets since July, and our newly refinanced credit facility, the Company now has an even stronger balance sheet, with a low debt-

to-EBITDA ratio, an excellent quality portfolio primarily in core locations, and a well-covered dividend providing a high yield,” added Mr. Barnello.

Fourth Quarter Results

▪	Net Income: The Company’s net income attributable to common shareholders was $21.3 million - a decrease of 9.4 percent from the fourth quarter of 2015.

▪	RevPAR: The Company’s RevPAR increased 2.5 percent to $193.10, driven by a 3.7 percent growth in occupancy to 80.7 percent. Average daily rate (“ADR”) decreased by 1.1 percent to $239.34.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin expanded by 42 basis points from the comparable prior year period to 32.1 percent.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $86.0 million, a decrease of $3.5 million from the fourth quarter of 2015, which included $6.1 million of adjusted EBITDA from two assets the Company sold in July 2016: Indianapolis Marriott Downtown and the mezzanine loan on Shutters on the Beach and Casa Del Mar (collectively, the “2016 Asset Sales”).

▪
Adjusted FFO: The Company generated adjusted FFO of $69.8 million, or $0.62 per diluted share/unit, compared to $74.4 million, or $0.66 per diluted share/unit, for the comparable prior year period, a per share/unit decrease of 6.1 percent. The Company’s income taxes increased by $2.2 million, or $0.02 per diluted share/unit, from the comparable prior year period.

Year-to-Date Results

▪
Net Income: The Company grew net income attributable to common shareholders by 90.1 percent to $234.6 million, due in part to a $104.8 million gain relating to the sale of the Indianapolis Marriott Downtown.

▪	RevPAR: RevPAR increased 2.5 percent to $204.08, driven by a 2.7 percent growth in occupancy to 83.9 percent. ADR was just below the prior year at $243.12.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin expanded by 37 basis points from the comparable prior year period to 33.9 percent - a new full year record for the Company.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $396.8 million, an increase of 2.7 percent over 2015. Excluding adjusted EBITDA associated with the 2016 Asset Sales from both years, the Company’s adjusted EBITDA was $381.6 million, an increase of 3.9 percent over 2015.

▪
Adjusted FFO: The Company generated adjusted FFO of $328.9 million, or $2.90 per diluted share/unit, compared to $321.1 million, or $2.83 per diluted share/unit, for the comparable prior year period, a per share/unit increase of 2.5 percent.

Park Central Hotel New York and WestHouse Hotel New York Recovery
Excluding Park Central Hotel New York and WestHouse Hotel New York from the fourth quarter 2016 and the comparable period in 2015, the Company’s fourth quarter RevPAR grew by 1.9 percent and its hotel EBITDA margin increased by 18 basis points to 31.7 percent. During the fourth quarter, the Company regained $1.3 million of the $2.0 million of lost hotel EBITDA from the comparable prior year period. For the third quarter and fourth quarter combined, the Company regained $6.9 million of the $9.2 million of lost hotel EBITDA from the comparable prior year period.

Disposition and Investment Activity

▪
Asset Sales: In July, the Company completed two non-core asset sales for $245.0 million. Proceeds from both transactions were used to reduce borrowings on the Company’s senior unsecured credit facility and for general corporate purposes.

•
On July 8, 2016, the Company sold its junior mezzanine loan (the “Mezzanine Loan”) secured by equity interests in two hotels: Shutters on the Beach and Casa Del Mar, in Santa Monica, California. The Mezzanine Loan sold for $80.0 million, which was the principal amount.

•
On July 14, 2016, the Company sold the Indianapolis Marriott Downtown for $165.0 million, generating a 13.7 percent unleveraged Internal Rate of Return (“IRR”). The Company acquired the hotel in February 2004 for $106.0 million.

▪
Capital Investments: The Company invested $102.1 million of capital in its hotels throughout the year, completing renovations at the Chaminade Resort and Conference Center in Santa Cruz, Gild Hall in New York City, Hotel Solamar in San Diego, Hotel Amarano Burbank, The Liberty Hotel in Boston, Lansdowne Resort in Lansdowne, VA, Hotel Palomar, Washington, DC, the Mason & Rook Hotel in Washington, DC, and the second phase of the rooms renovation at Westin Michigan Avenue in Chicago.

During the quarter, the Company invested $27.2 million of capital in its hotels. The Company commenced room renovations at L’Auberge Del Mar and Embassy Suites Philadelphia - Center City. Both renovations are now complete.

During 2017, the Company anticipates investing between $130.0 million and $170.0 million of capital in its hotels.

Balance Sheet and Capital Markets Activities

▪
Current Balance Sheet Summary: As of December 31, 2016, the Company had total outstanding debt of $1.1 billion. Total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility) was 2.8 times, as of December 31, 2016 and its fixed charge coverage ratio was 6.0 times. For the fourth quarter, the Company’s weighted average interest rate was 2.7 percent, compared to 3.1 percent during the same prior year period. As of December 31, 2016, the Company had $134.7 million of cash and cash equivalents on its balance sheet and capacity of $772.5 million available on its credit facilities.

▪
Mortgage Repayment: During the first quarter of 2016, the Company repaid $286.2 million of mortgage debt on three of its hotels. On January 4, 2016, the Company prepaid the mortgages on Westin Michigan Avenue in Chicago and Indianapolis Marriott Downtown, which had remaining balances of $131.3 million and $96.1 million, respectively. On February 11, 2016, the Company prepaid the mortgage on The Roger in New York City, which had a remaining balance of $58.8 million.

▪
Preferred Share Issuance: On May 25, 2016, the Company issued 6,000,000 6.3 percent Series J Cumulative Redeemable Preferred Shares for gross proceeds of $150.0 million. The 6.3 percent coupon is the lowest-ever for a lodging REIT.

Dividend
On December 15, 2016, the Company declared a fourth quarter 2016 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 6.0 percent yield based on the closing share price on February 21, 2017.

Subsequent Events

▪
Credit Facility Refinancing: On January 10, 2017, the Company refinanced $1.05 billion of debt, reducing the interest cost on its $750.0 million revolver and $300.0 million five-year term loan and extending their maturities to January 2022 (including the exercise of extension options pursuant to certain conditions). The revolver and term loan include accordion features which, subject to certain conditions, entitle the Company to request additional lender commitments, allowing for total commitments of up to $1.25 billion for the revolver and $500.0 million for the term loan.

The interest rate for the new revolver is based on a pricing grid with a range of 150 to 225 basis points over LIBOR, based on the Company’s leverage ratio and is currently LIBOR plus 150 basis points, or 2.28 percent. Pricing for the term loan is LIBOR plus 145 to 220 basis points, based on the Company’s leverage ratio. The term loan remains swapped, fixing LIBOR until August 2017, resulting in a current interest rate of 2.23 percent.

▪
Hotel Deca Sale: Also in January 2017, the Company sold Hotel Deca in Seattle, Washington for $55.0 million. The Company acquired the hotel in December 2005 for $26.4 million. This investment generated an unleveraged IRR of 12.3 percent and an average cash-on-cash yield of 8.8 percent over 11 years. Proceeds from the asset sale were used for general corporate purposes.

▪
Share Repurchase Authorization: The Company’s Board of Trustees has authorized an expanded share repurchase program to acquire up to $500.0 million of the Company’s common shares. Including the previous authorization, the Company now has $569.8 million of capacity remaining in its share repurchase program. The Board of Trustees authorized the expanded program to increase the Company’s flexibility to execute opportunistic repurchases when it believes share buybacks are an accretive use of funds that will enhance shareholder value. The program does not obligate the Company to acquire any specific number of shares and, as a result, there is no guarantee as to the number of shares that will be repurchased (if any) or the timing of such repurchases. The Company did not acquire any common shares during the fourth quarter of 2016 or to date during the first quarter of 2017.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, February 23, 2017 at 2:00 PM eastern time. To participate in the conference call, please dial (877) 545-1407. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 45 properties, which are upscale, full-service hotels, totaling approximately 11,300 guest rooms in 13 markets in nine states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels, Access Hotels & Resorts, and Provenance Hotels.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies, use of sale proceeds and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues:
Room	$203,419	$202,492	$867,882	$849,523
Food and beverage	62,568	69,203	259,658	274,286
Other operating department	22,080	20,733	93,072	84,782
Total hotel operating revenues	288,067	292,428	1,220,612	1,208,591
Other income	1,425	2,257	7,007	7,993
Total revenues	289,492	294,685	1,227,619	1,216,584
Expenses:
Hotel operating expenses:
Room	55,753	54,942	226,349	215,944
Food and beverage	42,428	47,614	179,637	190,069
Other direct	3,760	3,707	16,978	17,514
Other indirect	74,333	74,055	305,265	301,004
Total hotel operating expenses	176,274	180,318	728,229	724,531
Depreciation and amortization	47,831	45,853	192,322	180,855
Real estate taxes, personal property taxes and insurance	16,383	16,107	63,406	65,438
Ground rent	3,696	3,912	16,187	16,076
General and administrative	6,980	6,256	26,529	25,197
Acquisition transaction costs	0	0	0	499
Other expenses	771	4,472	6,283	17,225
Total operating expenses	251,935	256,918	1,032,956	1,029,821
Operating income	37,557	37,767	194,663	186,763
Interest income	56	1,637	3,553	2,938
Interest expense	(10,094)	(13,543)	(43,775)	(54,333)
Loss from extinguishment of debt	0	(831)	0	(831)
Income before income tax (expense) benefit	27,519	25,030	154,441	134,537
Income tax (expense) benefit	(685)	1,508	(5,784)	1,292
Income before net gain on sale of property and sale of note receivable	26,834	26,538	148,657	135,829
Net gain on sale of property and sale of note receivable	(71)	0	104,478	0
Net income	26,763	26,538	253,135	135,829
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(9)	(8)	(17)	(16)
Noncontrolling interests of common units in Operating Partnership	(38)	(32)	(337)	(261)
Net income attributable to noncontrolling interests	(47)	(40)	(354)	(277)
Net income attributable to the Company	26,716	26,498	252,781	135,552
Distributions to preferred shareholders	(5,404)	(3,042)	(18,206)	(12,169)
Net income attributable to common shareholders	$21,312	$23,456	$234,575	$123,383

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.19	$0.21	$2.07	$1.09
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.19	$0.21	$2.07	$1.09
Weighted average number of common shares outstanding:
Basic	112,821,939	112,633,429	112,791,839	112,685,235
Diluted	113,185,883	113,028,661	113,164,599	113,096,420

Comprehensive Income:
Net income	$26,763	$26,538	$253,135	$135,829
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	12,891	2,935	(4,160)	(5,682)
Reclassification adjustment for amounts recognized in net income	1,478	1,625	6,625	4,835
	41,132	31,098	255,600	134,982
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(9)	(8)	(17)	(16)
Noncontrolling interests of common units in Operating Partnership	(56)	(38)	(340)	(259)
Comprehensive income attributable to noncontrolling interests	(65)	(46)	(357)	(275)
Comprehensive income attributable to the Company	$41,067	$31,052	$255,243	$134,707

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$21,312	$23,456	$234,575	$123,383
Depreciation	47,703	45,724	191,791	180,346
Amortization of deferred lease costs	76	75	320	294
Noncontrolling interests:
Noncontrolling interests in consolidated entities	9	8	17	16
Noncontrolling interests of common units in Operating Partnership	38	32	337	261
Less: Gain on sale of property less costs associated with sale of note receivable	71	0	(104,478)	0
FFO attributable to common shareholders and unitholders	$69,209	$69,295	$322,562	$304,300
Pre-opening, management transition and severance expenses	123	3,796	4,418	13,508
Acquisition transaction costs	0	0	0	499
Loss from extinguishment of debt	0	831	0	831
Non-cash ground rent	470	480	1,890	1,943
Adjusted FFO attributable to common shareholders and unitholders	$69,802	$74,402	$328,870	$321,081
Weighted average number of common shares and units outstanding:
Basic	112,967,162	112,778,652	112,937,062	112,885,094
Diluted	113,331,106	113,173,884	113,309,822	113,296,279
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.61	$0.61	$2.85	$2.69
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.62	$0.66	$2.90	$2.83

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$21,312	$23,456	$234,575	$123,383
Interest expense	10,094	13,543	43,775	54,333
Loss from extinguishment of debt	0	831	0	831
Income tax expense (benefit)	685	(1,508)	5,784	(1,292)
Depreciation and amortization	47,831	45,853	192,322	180,855
Noncontrolling interests:
Noncontrolling interests in consolidated entities	9	8	17	16
Noncontrolling interests of common units in Operating Partnership	38	32	337	261
Distributions to preferred shareholders	5,404	3,042	18,206	12,169
EBITDA	$85,373	$85,257	$495,016	$370,556
Pre-opening, management transition and severance expenses	123	3,796	4,418	13,508
Acquisition transaction costs	0	0	0	499
Gain on sale of property less costs associated with sale of note receivable	71	0	(104,478)	0
Non-cash ground rent	470	480	1,890	1,943
Adjusted EBITDA(1)	$86,037	$89,533	$396,846	$386,506
Corporate expense	7,866	7,238	29,224	29,855
Interest and other income	(1,480)	(3,895)	(10,342)	(10,930)
Pro forma hotel level adjustments, net(2)	(1,481)	(4,596)	(13,231)	(14,971)
Hotel EBITDA(3)	$90,942	$88,280	$402,497	$390,460

(1)
For 2016, adjusted EBITDA associated with Indianapolis Marriott Downtown and the mezzanine loan on Shutters on the Beach and Casa Del Mar was $11.8 million and $3.4 million, respectively. For the three months ended December 31, 2015, adjusted EBITDA associated with Indianapolis Marriott Downtown and the mezzanine loan on Shutters on the Beach and Casa Del Mar was $4.5 million and $1.6 million, respectively.

(2)
Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation during the fourth quarter of 2015 through the first quarter of 2016 and the comparable periods in 2015 and 2016. Pro forma excludes Indianapolis Marriott Downtown due to its sale in July 2016. Results for the hotels for periods prior to the Company’s ownership, which would include January 1, 2015 through January 22, 2015 for Park Central San Francisco and January 1, 2015 through March 15, 2015 for The Marker Waterfront Resort, were provided by prior owners and have not been adjusted by the Company or audited by its auditors.

(3)
Park Central Hotel New York and WestHouse Hotel New York had hotel EBITDA for 2016 as follows: $0.5 million for the three months ended March 31, $7.4 million for the three months ended June 30, $6.6 million for the three months ended September 30, and $9.5 million for the three months ended December 31. Park Central Hotel New York and WestHouse Hotel New York had hotel EBITDA for 2015 as follows: $(0.3) million for the three months ended March 31, $9.2 million for the three months ended June 30, $1.0 million for the three months ended September 30, and $8.2 million for the three months ended December 31. For the three months ended December 31, 2016 and December 31, 2015, Park Central Hotel New York and WestHouse Hotel New York had total revenues of $26.6 million and $24.6 million, respectively.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Room	$200,410	$195,387	$849,131	$825,975
Food and beverage	61,721	64,001	247,983	257,241
Other	21,543	19,590	89,756	80,756
Total hotel revenues(2)	283,674	278,978	1,186,870	1,163,972

Expenses:
Room	55,062	52,962	222,506	211,556
Food and beverage	41,916	44,685	173,475	181,026
Other direct	3,642	3,496	16,096	16,107
General and administrative	21,150	20,717	84,769	81,881
Information and telecommunications systems	4,353	4,066	17,145	16,429
Sales and marketing	20,072	18,941	81,900	78,401
Management fees	10,013	9,671	38,906	38,346
Property operations and maintenance	9,522	9,651	38,448	38,431
Energy and utilities	6,518	6,530	27,715	28,411
Property taxes	14,554	13,851	57,025	56,797
Other fixed expenses	5,930	6,128	26,388	26,127
Total hotel expenses	192,732	190,698	784,373	773,512

Hotel EBITDA(2)	$90,942	$88,280	$402,497	$390,460

Hotel EBITDA Margin(2)	32.1%	31.6%	33.9%	33.5%

(1)
This schedule includes the operating data for the three months and year ended December 31, 2016 for all properties owned by the Company as of December 31, 2016. Park Central San Francisco and The Marker Waterfront Resort are included for the full first quarter in both 2015 and 2016. Mason & Rook Hotel is excluded from the first and fourth quarter in both 2015 and 2016 because the hotel was closed for renovation during the entire fourth quarter of 2015 through the entire first quarter of 2016. Pro forma to exclude results of operations of the Indianapolis Marriott Downtown due to its sale in July 2016.

(2)
Park Central Hotel New York and WestHouse Hotel New York had hotel EBITDA for 2016 as follows: $0.5 million for the three months ended March 31, $7.4 million for the three months ended June 30, $6.6 million for the three months ended September 30, and $9.5 million for the three months ended December 31. Park Central Hotel New York and WestHouse Hotel New York had hotel EBITDA for 2015 as follows: $(0.3) million for the three months ended March 31, $9.2 million for the three months ended June 30, $1.0 million for the three months ended September 30, and $8.2 million for the three months ended December 31. For the three months ended December 31, 2016 and December 31, 2015, Park Central Hotel New York and WestHouse Hotel New York had total revenues of $26.6 million and $24.6 million, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Total Portfolio
Occupancy	80.7%	77.8%	83.9%	81.7%
Increase	3.7%		2.7%
ADR	$239.34	$242.07	$243.12	$243.69
Decrease	(1.1)%		(0.2)%
RevPAR	$193.10	$188.34	$204.08	$199.18
Increase	2.5%		2.5%

	For the three months ended December 31, 2016	For the year ended December 31, 2016
Market Detail	RevPAR Variance %
Boston	5.2%	1.4%
Chicago	5.2%	1.7%
Key West	2.1%	4.4%
Los Angeles	8.8%	13.0%
New York	4.6%	6.7%
Other(2)	4.5%	(2.4)%
Philadelphia	(13.8)%	0.8%
San Diego Downtown	2.4%	1.4%
San Francisco	(7.1)%	(1.3)%
Seattle	(4.4)%	(3.7)%
Washington, DC(3)	11.8%	4.8%

(1)
Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation in 2016 and the comparable period in 2015. Pro forma to exclude results of operations of the Indianapolis Marriott Downtown due to its sale in July 2016.

(2)
Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, Lansdowne Resort in Lansdowne, VA, L’Auberge Del Mar in Del Mar, CA, and The Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.

(3)	Washington, DC excludes the Mason & Rook Hotel for the first and fourth quarters of both 2015 and 2016 due to the closure and renovation of the hotel.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1) - Continued
(in millions)
(unaudited)

Operating Data (Excluding Indianapolis Marriott Downtown and Hotel Deca) - 2016 Comparable

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016
Occupancy	76.7%	88.8%	89.7%	80.9%	84.0%
ADR	$224.39	$257.17	$251.81	$240.07	$244.22
RevPAR	$172.05	$228.24	$225.76	$194.11	$205.20

Total hotel revenues	$246.0	$331.3	$320.4	$285.4	$1,183.1
Less: Total hotel expenses	181.7	204.0	203.0	194.5	783.2
Hotel EBITDA	$64.3	$127.3	$117.4	$90.9	$399.9

Hotel EBITDA Margin	26.1%	38.4%	36.6%	31.9%	33.8%

(1)
Pro forma to exclude the Mason & Rook Hotel during the first quarter for comparable purposes, due to the hotel being closed for renovation during the first quarter of 2016. Mason & Rook Hotel’s fourth quarter operating results are included in the table above. Pro forma to exclude results of operations of the Indianapolis Marriott Downtown due to its sale in July 2016 and Hotel Deca due to its sale in January 2017.

LASALLE HOTEL PROPERTIES
RevPAR by Property - Pro Forma
(unaudited)

	For the year ended December 31,
Property Detail	2016	2015
Westin Copley Place	$243.91	$241.04
The Liberty Hotel(3)	$283.81	$273.16
Hyatt Regency Boston Harbor	$183.04	$183.18
Onyx Hotel	$207.02	$211.04
Westin Michigan Avenue(3)	$152.69	$153.33
Hotel Chicago	$163.32	$153.78
Southernmost Beach Resort	$330.12	$322.37
The Marker Waterfront Resort Key West(1)	$276.40	$248.35
Chamberlain West Hollywood	$246.99	$225.52
Le Montrose Suite Hotel	$223.27	$205.48
The Grafton on Sunset	$183.95	$124.71
Le Parc Suite Hotel	$229.24	$206.28
Hotel Amarano Burbank(3)	$220.62	$180.68
Viceroy Santa Monica	$341.53	$325.10
Park Central Hotel New York/WestHouse Hotel New York	$216.64	$191.89
The Roger	$224.53	$243.17
Gild Hall(3)	$195.17	$214.65
Westin Philadelphia	$188.73	$180.75
Embassy Suites Philadelphia - Center City(4)	$152.05	$157.51
The Heathman Hotel	$160.99	$176.92
San Diego Paradise Point Resort and Spa	$155.52	$164.22
The Hilton San Diego Resort and Spa	$171.41	$168.30
L’Auberge Del Mar(4)	$277.58	$298.58
Hilton San Diego Gaslamp Quarter	$194.54	$193.27
Hotel Solamar(3)	$171.62	$167.37
Park Central San Francisco(1)	$251.90	$251.11
The Marker San Francisco	$202.47	$225.20
Hotel Triton	$172.12	$194.30
Harbor Court Hotel	$219.41	$227.94
Serrano Hotel	$181.28	$173.35
Villa Florence	$180.16	$177.25
Hotel Vitale	$344.96	$342.21
Chaminade Resort and Conference Center(3)	$135.56	$134.09
Hotel Deca	$118.60	$125.21
Alexis Hotel	$212.72	$218.20
Hotel Palomar, Washington, DC(3)	$181.77	$174.53
Topaz Hotel	$169.39	$160.67
Hotel Madera	$184.32	$181.78
The Donovan	$183.08	$178.94
Hotel Rouge	$165.71	$156.43
Mason & Rook Hotel(2)	$162.05	$161.17
Hotel George	$216.61	$211.60
Sofitel Washington, DC Lafayette Square	$276.85	$243.44
The Liaison Capitol Hill	$155.16	$154.67
Lansdowne Resort(3)	$118.57	$113.00

(1)	Pro forma to include the results of operating of the hotels under previous ownership.

(2)	Mason & Rook Hotel closed for renovation in October 2015 and reopened in April 2016. As a result, RevPAR above excludes the first and fourth quarters of both 2015 and 2016.

(3)	Denotes a hotel that was under renovation in Q4 2015 - Q1 2016.

(4)	Denotes a hotel that was under renovation in Q4 2016.

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Property - Pro Forma
(in millions)
(unaudited)

Property Detail	2011	2012	2013	2014	2015	2016
Westin Copley Place	$23.5	$24.4	$25.8	$28.7	$32.7	$33.3
The Liberty Hotel	9.6	13.3	15.8	17.2	18.2	18.5
Hyatt Regency Boston Harbor	6.7	7.3	7.7	9.3	11.1	10.8
Onyx Hotel	2.3	2.6	2.6	3.1	3.6	3.6
Westin Michigan Avenue	15.8	16.7	16.0	18.0	19.4	17.9
Hotel Chicago(3)	5.3	7.3	8.4	8.5	10.4	12.4
Southernmost Beach Resort Key West	10.4	10.8	14.1	17.6	19.9	21.1
The Marker Waterfront Resort Key West(1)	—	—	—	—	4.8	5.8
Chaminade Resort and Conference Center	3.6	3.7	4.3	4.7	5.0	4.8
Chamberlain West Hollywood	3.4	3.8	4.1	4.8	4.8	5.2
Le Montrose Suite Hotel	4.3	4.2	5.5	5.9	5.9	6.5
The Grafton on Sunset	2.2	2.2	2.0	1.5	0.9	2.8
Le Parc Suite Hotel	4.5	4.7	5.3	5.6	6.1	7.0
Hotel Amarano Burbank	2.4	3.3	4.2	4.7	4.4	5.7
Viceroy Santa Monica	5.8	6.9	7.6	8.2	8.4	7.8
Park Central Hotel New York/WestHouse Hotel New York	26.6	30.1	18.8	25.0	18.1	24.0
The Roger	6.4	5.0	7.5	8.2	7.3	5.8
Gild Hall	3.7	3.9	3.7	3.9	3.8	3.2
Westin Philadelphia	10.8	11.9	10.9	11.8	10.8	11.9
Embassy Suites Philadelphia - Center City	5.4	6.6	6.9	7.3	8.0	7.7
The Heathman Hotel	1.6	1.9	2.4	3.0	5.7	4.4
San Diego Paradise Point Resort and Spa	11.8	13.7	14.8	16.1	16.7	14.7
The Hilton San Diego Resort and Spa	4.7	5.2	5.5	7.0	7.9	8.3
L’Auberge Del Mar	5.4	5.6	7.7	8.1	9.9	9.3
Hilton San Diego Gaslamp Quarter	8.5	8.8	8.9	9.5	10.5	10.9
Hotel Solamar	6.3	6.5	6.3	6.5	7.4	7.7
Park Central San Francisco(1)	10.6	13.7	16.3	21.5	22.3	23.4
The Marker San Francisco	5.3	5.7	6.9	7.7	7.6	5.9
Hotel Triton	2.5	2.7	3.6	4.8	4.9	3.9
Harbor Court Hotel	4.0	3.7	4.9	5.8	6.1	5.6
Serrano Hotel	1.9	3.5	4.4	6.3	6.2	6.5
Villa Florence	5.3	7.4	8.3	9.3	8.8	9.4
Hotel Vitale	6.0	7.4	7.3	8.6	11.0	10.3
Hotel Deca	2.3	2.5	2.8	3.6	4.1	4.0
Alexis Hotel(3)	2.6	3.2	3.9	4.6	4.9	4.5
Hotel Palomar, Washington, DC	10.3	10.6	10.5	9.8	9.5	10.8
Topaz Hotel	1.9	2.1	2.0	1.9	2.0	2.3
Hotel Madera	2.3	2.2	2.0	2.1	2.5	2.7
The Donovan	4.6	3.8	4.3	5.2	5.8	6.1
Hotel Rouge	2.9	2.9	2.8	2.8	3.1	3.5
Mason & Rook Hotel(2)	3.6	3.4	3.2	3.2	3.0	3.6
Hotel George	4.6	4.1	4.1	4.3	5.2	5.7
Sofitel Washington, DC Lafayette Square	7.9	7.5	8.5	8.7	8.3	10.0
The Liaison Capitol Hill	9.3	9.1	8.6	4.4	6.9	6.8
Lansdowne Resort(3)	8.0	8.8	9.7	10.6	9.5	10.0
Total Portfolio(4)	$286.9	$315.0	$331.1	$369.7	$393.5	$406.2

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Property - Pro Forma - Continued
(in millions)
(unaudited)

Market Detail	2011	2012	2013	2014	2015	2016
Boston	$42.0	$47.7	$51.8	$58.3	$65.6	$66.2
Chicago	21.1	24.1	24.3	26.5	29.8	30.3
Key West	10.4	10.8	14.1	17.6	24.7	26.9
Los Angeles	22.5	25.1	28.8	30.7	30.6	35.1
New York	36.8	39.1	30.0	37.1	29.2	33.1
Philadelphia	16.3	18.5	17.8	19.1	18.8	19.6
San Diego Downtown	14.8	15.3	15.2	15.9	17.9	18.6
San Francisco	35.6	44.1	51.7	64.1	66.8	65.1
Seattle	4.9	5.7	6.7	8.3	9.0	8.5
Washington, DC	47.3	45.8	46.1	42.5	46.4	51.6
Other(5)	35.2	38.9	44.5	49.5	54.8	51.4
Total Portfolio(4)	$286.9	$315.0	$331.1	$369.7	$393.5	$406.2

(1)	Pro forma to include operating results of the hotels under previous ownership.

(2)	Mason & Rook Hotel closed for renovation in October 2015 and reopened in April 2016.

(3)	EBITDA shown includes retail net operating income for Hotel Chicago and Alexis Hotel and golf income at Lansdowne Resort.

(4)	Totals may not foot due to rounding.

(5)
Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, Lansdowne Resort in Lansdowne, VA, L’Auberge Del Mar in Del Mar, CA, and The Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.

LASALLE HOTEL PROPERTIES
Hotel EBITDA
(in thousands)
(unaudited)

	For the year ended December 31,
	2011	2012	2013	2014	2015	2016
Net income attributable to common shareholders	$12,934	$45,146	$70,984	$197,561	$123,983	$234,575
Interest expense	39,704	52,896	57,516	56,628	54,333	43,775
Loss from extinguishment of debt	0	0	0	2,487	831	0
Income tax expense (benefit)(1)	7,081	9,062	470	2,306	(1,892)	5,784
Depreciation and amortization	111,282	124,363	143,991	155,035	180,855	192,322
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(2)	0	0	0	0	0
Noncontrolling interests in consolidated entities	0	0	17	16	16	17
Noncontrolling interests of common units in Operating Partnership	1	281	303	636	261	337
Distributions to preferred shareholders	29,952	21,733	17,385	14,333	12,169	18,206
EBITDA	$200,952	$253,481	$290,666	$429,002	$370,556	$495,016
Pre-opening, management transition and severance expenses	579	1,447	6,420	3,884	13,508	4,418
Preferred share issuance costs	731	4,417	1,566	951	0	0
Acquisition transaction costs	2,571	4,498	2,646	2,379	499	0
Gain on sale of properties less costs associated with sale of note receivable	(760)	0	0	(93,205)	0	(104,478)
Non-cash ground rent	347	454	1,305	1,820	1,943	1,890
Mezzanine loan discount amortization	0	(1,074)	(2,524)	(986)	0	0
Adjusted EBITDA	$204,420	$263,223	$300,079	$343,845	$386,506	$396,846
Corporate expense	19,792	23,622	29,112	29,056	29,850	29,224
Interest and other income	(5,093)	(9,212)	(16,340)	(8,685)	(10,930)	(10,342)
Hotel level adjustments, net	(2,228)	(2,818)	(1,082)	(8,077)	(4,164)	(13,231)
Hotel EBITDA as reported in respective year	$216,891	$274,815	$311,769	$356,139	$401,262	$402,497

Acquisitions, dispositions and hotel closure adjustments	67,813	36,869	15,882	10,140	(10,127)	1,156
Non-hotel other income adjustments	2,164	3,362	3,423	3,383	2,382	2,537

Hotel EBITDA Pro Forma - all properties owned as of December 31, 2016 including prior to ownership	$286,868	$315,046	$331,074	$369,662	$393,517	$406,190

(1) Includes amounts from discontinued operations.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.
Adjustments for Park Central Hotel New York and WestHouse Hotel New York Disruption
In addition, the Company has presented hotel EBITDA and RevPAR, excluding the negative impact of the union disruption at the Park Central Hotel New York and WestHouse Hotel New York in the third and fourth quarters of 2015. The union disruption was a non-recurring item that the Company does not believe is reasonably likely to recur within two years. The Company estimates the negative impact of the disruption, including lost hotel EBITDA, based on the actual results for the hotels for the third and fourth quarters of 2015 versus their forecast for that period as of August 1, 2015.